EXHIBIT 10.1

CONSENT OF THE BOARD OF DIRECTORS
OF
INCORDEX CORP.

The undersigned, being the members of the Board of Directors (the "Board") of INCORDEX Corp. (the "**Company**") does hereby consent that when the undersigned has executed this Consent, the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted at a formal meeting of the Company's Board at a meeting duly called and held for purposes of acting upon proposals to adopt such resolutions.

IT IS RESOLVED THAT, the Board be and hereby authorizes ___Chen Wang ____ to act as the new Director of the Company, effective on September 29, 2026.

Date: September 29, 2026

Jun Lu

____

Jun Lu
Director